EXHIBIT (b)

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Sit Large Cap Growth Fund, Inc., do hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Sit Large Cap Growth Fund, Inc., for the period ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Sit Large Cap Growth Fund, Inc. for the stated periods.

/s/Roger J. Sit	/s/Paul E. Rasmussen
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Roger J. Sit	Paul E. Rasmussen
Chairman	VP, Treasurer
Sit Large Cap Growth Fund, Inc.	Sit Large Cap Growth Fund, Inc.

Dated: August 21, 2026

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A signed original of this written statement required by Section 906 has been provided by Sit Large Cap Growth Fund, Inc. and will be retained by Sit Large Cap Growth Fund, Inc. and furnished to the SEC or its staff upon request.